Exhibit 99.2

CONSENT OF TRUIST SECURITIES, INC.

Griffin-American Healthcare REIT IV, Inc.

18191 Von Karman Avenue, Suite 300

Irvine, California 92612

Attention: Special Committee of the Board of Directors

RE:

Joint Proxy Statement of Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”) and Griffin-American Healthcare REIT III, Inc. / Prospectus of GAHR IV, which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of GAHR IV (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated June 23, 2021, to the Special Committee of the Board of Directors of GAHR IV as Annex F to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Amendment No. 1 to the Registration Statement, under the headings “SUMMARY – Opinion of the GAHR IV Special Committee’s Financial Advisor,” “THE MERGERS – Background of the Mergers,” “THE MERGERS – Recommendation of the GAHR IV Board and Its Reasons for the Mergers” and “THE MERGERS – Opinion of GAHR IV Special Committee’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 27, 2021 TRUIST SECURITIES, INC. /s/ Truist Securities, Inc.